Exhibit 32.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Michael Dinsdale, Co-Chief Executive Officer and Chief Financial Officer of Plum Acquisition Corp. I (the “Company”), hereby certify, that, to my knowledge:

1) the Annual Report on Form 10-K for the year ended December 31, 2021 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 21, 2022

/s/ Michael Dinsdale
Michael Dinsdale
Chief Financial Officer